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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 (except as to Note 1, as to which
the date is             ) in Amendment No. 4 to the Registration Statement
(Form S-1 No. 333-228) and related Prospectus of MoneyGram Payment Systems,
Inc.


                                          ERNST & YOUNG LLP
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  The foregoing consent is in the form that will be signed upon the completion of the transactions and restatement of capital accounts described in Note 1 to the audited financial statements as of and for the year ended December 31, 1995 under the caption "Formation of the Company."

                                          ERNST & YOUNG LLP

Denver, Colorado

November 7, 1996